EMPLOYMENT AGREEMENT

                  Employment Agreement ("Agreement") made and entered as of this 1st day of January, 1997, by and between Spice Entertainment Companies, Inc. (the "Company" or "Employer"), a Delaware corporation, and Steve Saril (the "Executive") (collectively the Company and the Executive are referred to as the "Parties").

                                  INTRODUCTION

                  WHEREAS, the Parties desire to enter into an Agreement and to set forth herein the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreement set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1.       Employment.

                  1.1 Duties. The Company shall employ the Executive on the terms and conditions set forth in this Agreement, as its Senior Vice President, Sales & Marketing. The Executive accepts such employment with the Company and shall perform and fulfill such duties as are assigned to him hereunder consistent with his status as a senior executive of the Company, devoting his best efforts and all of his professional time and attention, to the performance and fulfillment of his duties and to the advancement of the best interests of the Company, subject only to the direction, approval, and control of the Company's President and/or Chief Executive Officer, and specific directives of the Board of Directors of the Company (collectively, "Senior Management"). In addition, and without any additional consideration, Executive is and/or may be requested to serve as a director or as an employee and officer of the Company and any or all subsidiaries of the Company. Unless otherwise indicated by the context, the "Company" shall include the Company and all its subsidiaries.

                  1.2 Place of Performance. In connection with his employment by the Company, the Executive shall be based at the Company's current corporate facilities located in the New York City Metropolitan area except for required travel on Company business.

         2.       Term.

         The Executive's employment under this Agreement shall commence as of January 1, 1997 (the "Commencement Date") and shall continue uninterrupted up to and including the hour of midnight of December 31, 2000 (the "Term"), unless otherwise terminated as provided for in Sections 7.1 or 7.3. If the Company has not agreed to renew this Agreement and/or extend the term by 90 days prior to the expiration of the Term, the Executive may terminate this Agreement, which termination shall be for "Good Reason," as that term is defined in Section 7.4.1 below.
         3.       Compensation.

                  3.1 Base Salary. During the Term the Executive shall receive a minimum annual salary (the "Base Salary") payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than twice per month), and calculated as follows:

                           3.1.1    The Base Salary to be paid to Executive
during the Term shall be $250,000; and

                           3.1.2 For each Year after the year commencing January
1, 1997, and in conformance with Company policy, the Company shall review the Executive's performance and may, in the sole determination of the Company, increase, but not decrease, the Executive's Base Salary and other benefits that the Company deems appropriate. (As used herein "Year" shall refer to a twelve-month period ending December 31.)

                  3.2 Health Insurance and Other Benefits. During the Term the Executive shall be provided all employee benefits provided by the Company to its management and all other Company salaried employees, including without limitation, all medical insurance and life insurance plans or arrangements and shall be entitled to participate in all pension, profit sharing, stock option and any other employee benefit plan or arrangement established and maintained by the Company, all subject, however, to the Company rules and policies then in effect regarding participation therein. During the Term, the benefits provided to Executive, as described in the preceding sentence, shall not be reduced except in accordance with the general reduction of such benefits applicable to all salaried employees generally, but then only to the extent that such benefits are reduced for such other salaried employees.

         4.       Reimbursement of Expenses.

         The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company on proper forms provided by the Company, such statements and other evidence supporting such expenses as the Company may reasonably require and provided such expenses meet the Company's policy concerning such matters.

         5.       Stock Options.

         The Executive is entitled to participate in all Company employee stock option programs as determined by the Stock Option Committee of the Company's Board of Directors and approved by the Company's shareholders and Executive shall be granted stock options on a basis consistent with grants to similarly situated employees.

         6.       Vacations.

         The Executive shall be entitled to not less than four (4) weeks of paid vacation in any calendar year (prorated in any Year during which the Executive is employed hereunder for less than the entire Year).

         7.       Termination of Employment.

                  7.1 Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of the Executive's death. If Executive becomes Totally Disabled (as that term is defined below) for one hundred eighty (180) days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate the Term by giving the Executive thirty (30) days' prior written notice thereof, and upon the expiration of such thirty-day period, the Executive's employment under this Agreement shall terminate. If the Executive resumes his duties within thirty
(30) days after receipt of a notice of termination and continues to perform such duties for four (4) consecutive weeks thereafter, the Term shall continue and the notice of termination shall be considered null and void and of no effect. Upon termination of the Term under this Section 7.1, the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be: (i) the portion, if any, that remains unpaid of the Base Salary for periods worked by the Executive plus one year's Base Salary; and (ii) the amount of any expenses reimbursable in accordance with Section 4 above; and (iii) any amounts due under any Company benefit, welfare or pension plan. Any stock options or other compensation plan benefits not vested at the time of the termination of the Agreement under this
Section 7.1 shall immediately become fully vested and options shall remain exercisable for one year following such termination, subject to earlier termination if the option's maximum term occurs sooner.

                  7.2 "Totally Disabled," as used herein, shall mean a mental or physical condition which in the reasonable opinion of an independent medical doctor selected by the Company, subject to the Executive's approval, such approval not to be unreasonably withheld, renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement.

                  7.3 Discharge for Cause. The Company may discharge the Executive for "Cause" upon written notice (as defined in Section 11.1), and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable good faith judgment of the Company, (i) materially breaches any of his agreements, duties or obligations under this Agreement and has not cured such breach within ten (10) days after Company's written notice; (ii) willfully fails to carry out a material lawful directive of the Board of Directors, the Chairman of the Board, and/or the President of the Company; (iii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iv) converts to his own use or destroys, any property of the Company having a significant value; (v) is in material violation of any of the Company policies and/or procedures as identified in the Company Employee Manual; or (vi) is habitually drunk or intoxicated. If Executive is discharged for Cause, he shall receive only those amounts earned but not distributed under the relevant plan, program or practice of the Company. The Company and the Executive acknowledge that the Company's business may be considered controversial in some localities and may result in civil or criminal litigation against the Company based upon obscenity and similar laws. The Parties agree that, notwithstanding the other provisions of this Section, the naming of Executive in any such suit, and any conviction of Executive or plea bargain, settlement or other disposition of such litigation relating to Executive, shall not be considered Cause for the termination of Executive's employment, so long as the conduct of Executive upon which such claim was based consisted of Executive carrying out his duties in good faith and in accordance with directions of management of the Company.

                  7.4 Termination by Executive. Executive may terminate the Term of his employment:

                           7.4.1    either (i) upon failure by the Company to
comply with the material provisions of this Agreement, which failure is not cured within ten (10) days after written notice or (ii) the Company elects not to renew the Term as provided in Section 2 (either of the foregoing are referred to herein as "Good Reason") or (iii) there is a change in the Company's Chairman, Chief Executive Officer or President from the individual currently holding such titles (any such event is referred to as an "Executive Change"); or

                           7.4.2    upon a "Change in Control of the Company"
(as defined i Section 7.6.1 below) upon thirty (30) days' prior written notice given at any time within eighteen (18) months after a Change in Control; or

                           7.4.3    for any reason  other than Good  Reason or
following a Change in Control of the Company, which termination shall be considered a "Voluntary Termination" by Executive.

                  7.5 Severance upon Termination. If the Executive's employment is terminated by the Company without Cause, or the Executive shall terminate employment for Good Reason other than upon an Executive Change or upon a Change in Control of the Company, then the Company shall pay the Executive in lieu of other damages, an amount (the "Severance Payments") equal to his then current Base Salary payable in installments at the same time the Company pays salary to its other senior executive employees payable over the longer of (i) the balance of the Term or (ii) two years (the period over which the Severance Payments are made is referred to as the "Severance Period"). If Executive shall terminate his employment upon an Executive Change, then the Company shall pay the Executive in lieu of other damages, an amount equal to the Executive's then current Base Salary payable in installments over one year, which shall be the Severance Period. The Company shall have no liability to make any severance payments as provided for in this paragraph unless (i) the Executive executes a General Release in a form substantially as set forth in Exhibit A attached hereto and
(ii) Executive complies with all provisions in Section 8 (Restrictive Covenants). In addition, (i) any Company stock options not vested at the time of termination shall immediately become vested and remain exercisable for their term as if Executive's employment had not been terminated and (ii) the Company shall maintain during the Severance Period all employee benefit plans and programs which the Executive participated in immediately prior to such termination other than bonus, incentive compensation and similar plans based on performance, provided Executive's participation is permissible under the general terms and provisions of such plans. If Executive causes a Voluntary Termination, he shall receive only those amounts earned but not distributed under the relevant plan, program or practice of the Company.

                  7.6      Change In Control.

                           7.6.1    Definitions.  For  purposes of this  Section
7.6,  a "Change in  Control"  shall mean a change in control of a nature  that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that whether or not required to be reported under such Item 5(f), without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of the period; provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to either clause
(i) or (ii) above in the event of (and notwithstanding any resultant change in the membership of the Board) an acquisition by any group comprised of senior officers of the Company, including Executive, of 25% or more of the combined voting power of the Company's then outstanding securities.

                           7.6.2.   Termination  Payment.  Notwithstanding   any
provision of this Agreement, if, within eighteen (18)months following a Change in Control of the Company, (a) Executive's employment by the Company shall be terminated by the Company other than as a result of the Executive becoming Totally Disabled or (b) Executive terminates the Term for any reason, then Executive shall be entitled to the benefits provided below:

                                    (1)     The Company shall pay Executive full
Base Salary through the Termination Date at the rate in effect at that time, will pay Executive for any vacation earned but not taken and the amount, if any, of any bonus for a past Company fiscal year which has not yet been awarded or paid;

                                    (2)     In  lieu  of  any   further   salary
payments to Executive for periods subsequent to the Termination Date, the Company, subject to the limitation described below, shall pay to Executive on the 60th day following the Termination Date a lump sum amount equal to four times the sum of (i) the Base Salary and (ii) cash bonuses and other cash compensation paid to Executive during the 12 months preceding the Termination Date ("Termination Payment"); and

                                    (3)     All stock options held by  Executive
shall be fully vested and remain outstanding for their full original term unless sooner exercised.

                           7.6.3    Certain Additional Payments by the Company.

                                    (1)     Anything  in this  Agreement  to the
contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7.6.3 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                                    (2)     Subject to the  provisions  of
Section 7.6.3(3), all determinations required to be made under this Section 7.6.3, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that Deloitte & Touche LLP has served, at any time during the two years immediately preceding a Change in Control Date, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 7.6.3 (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 7.6.3, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 7.6.3, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Subject to the remainder of this
Section 7.6.3, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 7.6.3(3) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                                    (3)     The    Executive  shall  notify  the
Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required Executive under this Section 7.6.3 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim;

                           (ii) take such action in connection  with  contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

                           (iv) if the Company elects not to assume and control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
         Section 7.6.3, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                    (4)     If,   after   the  receipt   by  the
Executive of an amount advanced by the Company pursuant to Section 7.6.3(3) the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of
Section 7.6.3(3)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7.6.3(3) a determination is made that the Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8.       Restrictive Covenants.

                  8.1 Covenant Not to Compete. Executive recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Executive, therefore, agrees that during the Employment Period and, if Executive's employment is terminated for Cause, for one year following the Termination Date, or for any other reason other than the Executive becoming Totally Disabled or the Executive terminating his employment for Good Reason, during the Severance Period, he will not, with respect to the adult television entertainment industry, the adult movie industry, or any other electronically disseminated adult entertainment media, in the United States, Canada and Europe (the "Relevant Geographic Area"), (i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliated companies or (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, executive, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company or any of its affiliated companies (all of the foregoing activities are collectively referred to as the "Prohibited Activity"). For these purposes, the adult television entertainment industry shall refer to television channels, networks or programming services which are or would be if operated in the United States subject to regulation under Section 505 of the Telecommunications Act of 1996, regardless of the basis on which such programming is sold or the means by which such programming is distributed.

                  8.2      Non-Disclosure of Information.  The Executive shall:

                           8.2.1    Never, directly or  indirectly, disclose  to
any person or entity for any reason, or use for his own personal benefit, any "Confidential Information" as hereinafter defined; and

                           8.2.2    At all times take all reasonable precautions
necessary to protect from loss or disclosure by Executive or his subordinates any and all documents or other information containing, referring, or relating to such Confidential Information. Upon termination of employment with the Company for any reason, the Executive shall promptly return to the Company any and all documents or other tangible property containing referring, or relating to such Confidential Information, whether prepared by him or others.

                           8.2.3    Notwithstanding   any   provision   to   the
contrary in Section 8, this paragraph shall not apply to information which the Executive is called upon by legal process (including, without limitation, by subpoena or discovery requirement) to disclose or any information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of the Executive.

                           8.2.4    For     purposes    of    this    Agreement,
"Confidential Information" shall mean any information relating in any way to the business of the Company disclosed to or known to the Executive as a consequence of, result of, or through the Executive's employment by the Company which may consist of, but not be limited to, technical and non-technical information about the Company's proprietary products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, employees, marketing, customers, customer lists, and services and information corresponding thereto acquired by the Executive during the term of the Executive's employment by the Company. Confidential Information shall not include any of such items which are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

                           8.2.5    Upon  termination of  this Agreement for any
reason, the Executive shall return to a designated officer of the Company all equipment and/or tangible property then in the Executive's possession or custody which belongs or relates to the Company, including, without limitation, copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, data base, or any other documents or electronically stored information which constitutes Confidential Information.

                  8.3 Trade Secrets - Intellectual Property Rights. Executive shall provide the Company with any copyrightable work, trade secrets and other protectable intellectual property developed or produced by Executive while in the employ of the Company pursuant to this Agreement (collectively, "Work Product").

                           8.3.1    All Work Products  shall be considered works
made for hire and shall be the exclusive property of the Company and the Company shall be considered the author and/or creator of such work for worldwide copyright purposes and renewals and extensions thereof. The Company may request, at its own cost and expense, that Executive assist the Company in obtaining worldwide patent, copyright and other property rights for the Work Product.

                           8.3.2    If Executive's  rights in  the  Work Product
cannot be assigned to the Company, the Executive waives enforcement of all such rights against the Company. The Executive further agrees to join in any action, at the Company's sole cost and expense, to enforce or to procure a waiver of such rights.

                           8.3.3    If the rights of the Work Product  cannot be
waived  or  the Work  Product is  not  deemed a "work  for hire," the  Executive hereby grants the Company and its assigns a worldwide royalty-free license to reproduce, distribute, modify, publicly display, sublicense and assign such rights in all media or distribution technologies now known and hereinafter developed or devised.

                           8.3.4    The Executive  hereby  appoints  the Company
as his attorney in fact to execute and file any patent, copyright or other lawful application with respect to the Work Product.

                  8.4 Conflict of Interest. Executive shall exercise good judgment and maintain high ethical standards in the course of his dealings so as to preclude the possibility of a conflict between the interest of the Company and his own personal interest. Executive, therefore, has an obligation to avoid any activity, agreement, personal interest, or other relationship or situation which: (i) conflicts with the Company's best interest; (ii) interferes with Executive's responsibility to serve the Company to the best of Executive's ability; or (iii) gives the appearance of self dealing.

                           8.4.1    This policy  requires  that Executive  shall
not have any relationship, nor engage in any activity that might impair the independence or judgment in the execution of Executive's duties. Executive shall not have any direct or indirect personal financial interests in suppliers of property, goods or services that would affect his decisions or actions on the Company's behalf. Executive shall not accept gifts, benefits, or unusual hospitality that would be reasonably likely to influence Executive in the performance of his duties.

                           8.4.2    If  any   possible   conflict   of  interest
situation arises, the Executive is responsible to immediately disclose the facts to the President or Chief Executive Officer of the Company so that an evaluation may determine whether a problem exists and, if so, to eliminate it.

                  8.5 Injunctive Relief/Legal Remedies. The Parties agree that the remedy at law for any breach by Executive of this Agreement and specifically the provisions of Section 8 ("Restrictive Covenants"), will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

                           8.5.1    The    Employee    acknowledges:   (i)  that
compliance  with   the  restrictive   provisions   contained  in  Section  8  is
necessary to protect the business and goodwill of the Company and its subsidiaries, and (ii) that a breach of this Agreement will result in irreparable and continuing damage to the Company, for which monetary damages may not provide adequate relief. Consequently, Employee agrees that in the event of a breach or threatened breach of any of the restrictive covenants described herein, the Company, at its discretion, shall be entitled to seek both: (i) a preliminary and/or permanent injunction in order to prevent such damage, or continuation of such damage, and (ii) monetary damages as determinable. Nothing herein, however, shall be construed to restrict and/or prohibit the Company from pursuing any and all other remedies; the employee acknowledges that all remedies are cumulative.

                           8.5.2    If any legal action  arises to  enforce  the
Company's trade secrets, the prevailing party shall be entitled to recover any and all damages, as well as all costs and expenses, including reasonable attorney's fees incurred in enforcing or attempting to enforce the Company's trade secrets.

         9.       Nature of Company Business.

         Executive acknowledges that the Company, through one or more of its affiliated companies, is currently involved in (i) producing and distributing television networks which feature explicit and cable version adult movies and features and other programming depicting sexual situations and/or nudity, (ii) producing and distributing adult movies and features and (iii) distributing adult telephone "chat" lines and may engage in other related businesses (collectively, the "Adult Business"). Executive acknowledges that he will likely be exposed, from time to time, to one or more aspects of the Adult Business during the course of his employment by the Company. Furthermore, Executive confirms that he is currently comfortable working for a company engaged in the Adult Business and working in an environment where some or all aspects of the Adult Business are present. If, at any time, Executive's view on the foregoing changes or Executive otherwise becomes uncomfortable with the nature of the Company's business, Executive agrees to promptly inform Senior Management. The Company will work with the Executive to explore mutually acceptable means of accommodating Executive's concerns which, both parties acknowledge, may result in the termination of Executive's employment. Termination of Executive's employment occasioned by Executive's desire not to be associated with the Company as a result of the nature of its business shall be treated as a Voluntary Termination by Employee without Good Reason.

         10.      Arbitration.

                  10.1 Any and all disputes, controversies and claims arising out of, or relating to, this Agreement, or with respect to the interpretation of this Agreement, or the rights or obligations of the Parties and their successors and permitted assigns, whether by operation of law or otherwise, shall be settled and determined by arbitration in New York City, New York, pursuant to the then existing rules of the American Arbitration Association ("AAA"), for commercial arbitration. Each party shall pay their own legal fees. The losing party shall pay the fees and costs imposed by the AAA; if neither party clearly prevails in the arbitration, the parties shall request that the AAA appointed arbitrator apportion the AAA's fees and costs between the parties.

                  10.2 If the Executive disputes a determination that Cause exists for terminating his employment hereunder pursuant to Section 7.3, or the Company disputes the determination that Good Reason exists for Executive's termination of his employment pursuant to Section 7.4, either party disputing this determination shall serve the other with written notice of such dispute ("Dispute Notice") within ten (10) days after receipt of the Notice of Termination. Within ten (10) days thereafter, the Executive or the Company, as the case may be, shall in accordance with the Rules of the AAA, file a petition with the AAA for arbitration of the dispute. If the Executive serves a Dispute Notice upon the Company, an amount equal to the portion of the Base Salary Executive would be entitled to receive shall be placed in an interest-bearing escrow account mutually agreeable to the Parties by the Company, or the Company shall deliver an irrevocable letter of credit for such amount plus interest containing terms mutually agreeable to the Parties. If the AAA determines that Cause existed for the termination, the escrowed funds and accrued interest shall be released and returned to the Company. However, if the AAA determines that the Executive was terminated without Cause or that Executive resigned for Good Reason, the Company agrees that the escrowed funds and accrued interests shall be released and paid to the Executive within five (5) working days after such determination.

                  10.3 The Parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom.

         11.      Miscellaneous.

                  11.1 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested, or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received (i) when hand-delivered or after three (3) business days when deposited in the U.S. Mail,
(ii) when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

         To the Company:

                  Spice Entertainment Companies, Inc.
                  536 Broadway, 7th Floor
                  New York, New York 10012
                  Facsimile:  (212) 226-6354
                  Attn:  President

         To the Executive:

                  Steve Saril
                  [INTENTIONALLY OMITTED]

                  The foregoing addresses may be changed at any time by either party by notice given in the manner herein provided.

                  11.2 Integration; Modification. This Agreement, the Indemnification Agreement executed contemporaneously herewith, together with the Company's Employee Manual in the form attached hereto as Exhibit B, constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter, and supersedes all prior negotiations and agreements or interpretations, whether oral or written. This Agreement may not be modified except by written agreement signed by the Executive and a duly authorized officer of the Company.

                  11.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

                  11.4 Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof with respect to other future breaches.

                  11.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

                  11.6 Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

                  11.8 Due Authorization. The Company represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on the day and year first above written.


                                            SPICE ENTERTAINMENT COMPANIES, INC.



                                            By:/s/ J. Roger Faherty
                                            ________________________________
                                               J. Roger Faherty


                                            June 13, 1997
                                            ________________________________
                                            Date

                                            EXECUTIVE:

                                            /s/ Steve Saril
                                            ________________________________
                                            Steve Saril

                                            June 13, 1997
                                            ________________________________
                                            Date